UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

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STATION CASINOS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CONTACT:	Glenn C. Christenson, (800) 544-2411 or (702) 367-2484
Executive Vice President/Chief Financial Officer/
Chief Administrative Officer

Thomas M. Friel, (800) 544-2411 or (702) 221-6793
Vice President of Finance/Corporate Controller

Lesley A. Pittman, (800) 544-2411 or (702) 367-2437
Vice President of Corporate and Government Relations

FOR IMMEDIATE RELEASE:      May 13, 2005

Station Casinos Receives Proxy Contest Endorsement
From Independent Shareholder Advisory Firm

Advisor Concludes Stations Casinos’ Superior
Financial Performance and Sound Business Strategy
Argue Against Union’s Proposals

Las Vegas – Station Casinos, Inc. (NYSE:STN) (“Station” or the “Company”) today announced that Proxy Governance, Inc. has recommended that shareholders support Station’s Board of Directors by voting against the three non-binding stockholder proposals submitted by UNITE HERE, an affiliate of the Culinary Workers Local Union 226 (the “Union”).  The Union, which has been engaged in a long-running campaign to unionize Station’s workforce, has commenced a proxy contest to solicit support for its three precatory proposals.  Stockholders will vote on the proposals, among other things, at the Company’s Annual Meeting of Stockholders on Wednesday, May 18, 2005.

               Proxy Governance’s extensive analysis concluded that the Company’s “superior financial performance and sound business strategy argue against the need for the dissidents’ proposed governance reforms.  There is no evidence of board or management entrenchment….” Proxy Governance also noted that “…the Board is properly discharging its oversight role…” and “…the dissidents have not presented compelling reasons why their selected governance reforms are needed at Station Casinos at this time.”

               Proxy Governance, Inc., located in Vienna, VA., provides proxy analysis and voting services to investment advisors, mutual funds, pension funds, money managers and other fiduciaries. Proxy Governance evaluates proxy issues and makes voting recommendations on an issue-by-company basis, considering a company’s performance record, business environment, management strength, corporate governance and other factors.  Proxy Governance describes its approach to proxy analysis as providing advice with the goal of truly building long-term shareholder value.

                Frank J. Fertitta III, Chairman of the Board and Chief Executive Officer of the Company, commented: “We are pleased that Proxy Governance, a highly respected, neutral advisor on proxy issues, has recognized Station’s superior performance and concluded that the Union’s stockholder proposals are not in the best interests of stockholders.  We continue to recommend that Station’s stockholders reject the Union’s efforts and vote against its three stockholder proposals.”

Company Information and Forward-Looking Statements

Station Casinos, Inc. is the leading provider of gaming and entertainment to the residents of Las Vegas, Nevada. Station’s properties are regional entertainment destinations and include various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering.  Station owns and operates Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Casino and Wild Wild West Gambling Hall & Hotel in Las Vegas, Nevada, Texas Station Gambling Hall & Hotel and Fiesta Rancho Casino Hotel in North Las Vegas, Nevada, and Sunset Station Hotel & Casino, Fiesta Henderson Casino Hotel, Magic Star Casino and Gold Rush Casino in Henderson, Nevada.  Station also owns a 50% interest in both Barley’s Casino & Brewing Company and Green Valley Ranch Station Casino in Henderson, Nevada and a 6.7% interest in the Palms Casino Resort in Las Vegas, Nevada.  In addition, Station manages the Thunder Valley Casino near Sacramento, California on behalf of the United Auburn Indian Community.

This press release contains certain forward-looking statements with respect to the business, financial condition, results of operations, dispositions, acquisitions and expansion projects of the Company and its subsidiaries which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein.  Such risks and uncertainties include, but are not limited to, financial market risks, the ability to maintain existing management, integration of acquisitions, competition within the gaming industry, the cyclical nature of the hotel business and gaming business, economic conditions, regulatory matters and litigation and other risks described in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and its Registration Statement on Form S-4 File No. 333-113986.  All forward-looking statements are based on the Company’s current expectations and projections about future events.  All forward-looking statements speak only as of the date hereof and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional financial information, including presentations from recent investor conferences, is available in the “Investors” section of the Company’s website at www.stationcasinos.com.